TERM NOTE

$2,200,000.00

March 25, 2009
to be effective April 24, 2009

FOR VALUE RECEIVED, DVL MORTGAGE HOLDINGS, LLC, a Delaware limited liability company with an address of c/o DVL, Inc., 70 E. 55th Street, 7th Floor, New York, New York 10022-3392 ("Maker"), hereby promises to pay to the order of HARLEYSVILLE NATIONAL BANK AND TRUST COMPANY, with a mailing address of 483 Main Street, Harleysville, Pennsylvania 19438 ("Payee"), the principal amount of Two Million Two Hundred Thousand and 00/100 Dollars ($2,200,000.00), with interest thereon from the date hereof (or the date of disbursement if different from such date) at the interest rate or rates stated below, interest and principal to be paid as set forth below. All payments shall be made by Maker to Payee at the office of Payee indicated above or such other place as Payee may from time to time specify in writing in lawful currency of the United States of America in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

1. Security. This Note is executed and delivered in connection with a $2,200,000.00 loan (the "Loan") from Payee to Maker described in a Loan Agreement of even date herewith between Maker and Payee (the "Loan Agreement"), and is secured by or is intended to be secured by, inter alia, certain Collateral Assignments of Note, Mortgage and Other Documents of even date herewith from Maker to Payee (the "Collateral Assignments"). This Note, together with the Loan Agreement, the Collateral Assignments, and all other documents executed in connection therewith are sometimes referred to herein collectively as the "Loan Documents". Any capitalized term used herein without separate definition shall have the meaning ascribed to such term in the Loan Agreement.

2. Definitions. For purposes of this Note, the following terms shall have the meanings ascribed to them below:

"Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the Commonwealth of Pennsylvania are authorized or required to be closed under the laws of the Commonwealth of Pennsylvania and, if the applicable day relates to any borrowing to which LIBOR applies, such day must also be a London Banking Day.

"Index" shall mean an independent index which is the current average one month London Interbank Offered Rate (LIBOR) on the day that is one London Banking Day preceding the date of this Note and any change date (the "Index"). The one month London Interbank Offered Rate (LIBOR) shall be the rate which appears on the Telerate British Bankers Association LIBOR Rates Page, as quoted in the "Money Rates" section of The Wall Street Journal (or on any successor to or substitute for such Page providing rate quotations comparable to those currently provided on such Page, or if there shall no longer exist a Telerate British Bankers Association LIBOR Rates Page or no such rate is published or available at such time for any reason, a comparable replacement rate determined by Payee in accordance with its usual procedures). The Index is not necessarily the lowest rate charged by Payee on its loans and Maker understands that Payee may make loans based on other rates as well.

"London Banking Day" shall mean any day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London.

3. Interest Rate; Repayment; Maturity.

3.1 Amounts outstanding under this Note will bear interest at a rate per annum equal to the sum of (A) the Index plus (B) four hundred (400) basis points. The interest rate on this Note will change on the first (1st) day of each calendar month during the term hereof based on changes in the Index. Payee will tell Maker the current Index rate upon Maker's request. Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

3.2 Interest hereon shall be due and payable in arrears on the first (1st) day of each calendar month following the date hereof. Each monthly installment shall include all then accrued and unpaid interest.

3.3 Principal shall be due and payable in the respective amounts and at the times as set forth on Schedule "A" attached hereto and made a part hereof, commencing June 1, 2009.

3.4 The entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon and all other amounts payable hereunder or under any of the other Loan Documents, shall be due and payable, if not sooner paid, on February 1, 2014, or any earlier date as a result of a declaration of maturity made by Payee, whether by acceleration or otherwise in accordance with the Loan Documents (the "Maturity Date").

3.5 All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

3.6 Maker shall maintain a deposit account with Payee (account #1000726669) during the term of the Loan from which all loan payments will be automatically deducted and shall cause the balances in such deposit account to be sufficient to cover payments when due hereunder. Maker hereby irrevocably authorizes and directs Payee to charge such deposit account for any payment when due hereunder or under the other Loan Documents, including without limitation principal and interest, fees, expenses and other amounts due to Payee.

3.7 Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest, then to principal, then to any late charges, and then to any unpaid collection costs; provided, however, that after an Event of Default hereunder, payments will be applied to the obligations of Maker to Payee as Payee determines in its sole discretion.

3.8 If this Note or any payment hereunder becomes due on a day which is not a Business Day, the due date of this Note or payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

4. Prepayment. The principal amount of this Note is prepayable in whole or in part at any time, without premium or penalty; provided, however, that any such prepayment is accompanied by payment of all interest accrued under this Note to the date of prepayment and payment of all other amounts due and payable hereunder or under any of the other Loan Documents. Any such prepayment shall be applied to installments due hereunder in the inverse order of their maturity. All swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time), if any, between Maker and Payee or its affiliates are independent agreements governed by the written provisions of said swap agreements, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of this Note, except as otherwise expressly provided in said written swap agreements,

and any payoff statement from Payee relating to this Note shall not apply to said swap agreements except as otherwise expressly provided in such payoff statement.

5. Additional Payments.

5.1 Maker shall pay to Payee, on or before the date hereof, a loan fee in the amount of $22,000.00. This fee has been fully earned by Payee as of the date hereof irrespective of the total amount advanced hereunder.

5.2 In addition to the payments provided for elsewhere in this Note, Maker promises to pay on demand any additional monies required to be paid or advanced by Maker or paid or advanced on behalf of Maker by Payee pursuant to the terms of the Loan Agreement and the other Loan Documents. This Note shall evidence, and the Collateral Assignments and the other Loan Documents shall secure the payment of, all such sums so advanced or paid.

5.3 From and after the Maturity Date of this Note, either in accordance with its terms or as the result of a declaration of maturity made by Payee, whether by acceleration or otherwise, and from and after the occurrence of any Event of Default hereunder irrespective of any declaration of maturity, the entire principal remaining unpaid hereunder, as well as any amounts owing pursuant to Paragraph 5.2, shall bear interest at a rate (the "Default Rate") which is four (4) percentage points per annum greater than that which would otherwise be applicable, or the highest applicable lawful rate, whichever is then less. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Maker acknowledges that: (i) such additional rate is a material inducement to Payee to make the Loan; (ii) Payee would not have made the Loan in the absence of the agreement of Maker to pay such additional rate; (iii) such additional rate represents compensation for increased risk to Payee that the Loan will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (a) the cost to Payee in allocating its resources (both personnel and financial) to the on-going review, monitoring, administration and collection of the Loan and (b) compensation to Payee for losses that are difficult to ascertain.

5.4 If the entire amount of any required principal and/or interest is not paid in full by the date the same is due, Maker shall pay to Payee a late fee equal to five percent (5%) of the required payment (but in no event less than $75.00). The foregoing late charge shall apply only to the monthly principal and interest payments due hereunder and not to the balloon payment of principal due on the Maturity Date or upon acceleration of the maturity of the Loan following a call by Payee or the occurrence of an Event of Default.

6. Usury Limitation. All agreements between Maker and Payee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Payee for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Maker and Payee in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the Commonwealth of Pennsylvania from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity; and if, under or from any circumstances whatsoever Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to

the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Maker and Payee.

7. Events of Default. Each of the following shall constitute an event of default hereunder (an "Event of Default"): (a) the nonpayment of any principal, interest or other indebtedness under this Note when due and such nonpayment continues for ten (10) days after written notice from Payee to Maker (provided that the foregoing grace period shall not apply with respect to the required payment of all sums due hereunder on the Maturity Date); (b) the occurrence of any event of default or default and the lapse of any notice or cure period under any Loan Document or any other debt, liability or obligation of any Obligor to Payee; (c) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within sixty (60) days of the commencement thereof); (d) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with Payee (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within sixty (60) days of the commencement thereof); (e) a default with respect to any other indebtedness of any Obligor for borrowed money in excess of $50,000 individually or in the aggregate, if the effect of such default is to cause or permit the acceleration of such debt; (f) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to Payee; (g) the entry of one or more judgments against any Obligor or Obligors in excess of $50,000 individually or in the aggregate not covered by insurance (subject to deductable) and the failure of such Obligor(s) to discharge or bond over the judgment(s) in a manner satisfactory to Payee within thirty (30) days after the entry thereof; (h) any material adverse change in any Obligor's business, assets, operations, financial condition or results of operations, and Payee determines in its reasonable judgment that such set of circumstances or events impairs in a material manner the ability of one or more Obligors to duly and punctually pay or perform its obligations pursuant to the Loan Documents or impairs in a material manner the ability of Payee to enforce Payee's rights and remedies pursuant to the Loan Documents; (i) any Obligor ceases doing business as a going concern; (j) the revocation or attempted revocation, in whole or in part, of any guarantee by any Guarantor; or (k) any representation or warranty made by any Obligor to Payee in any Loan Document, or any other documents now or in the future securing the obligations of any Obligor to Payee, is false, erroneous or misleading in any material respect. As used herein, the term "Obligor" means Maker and any Guarantor, and the term "Guarantor" means any guarantor of Maker's obligations to Payee existing on the date of this Note or arising in the future.

8. Remedies. Upon the occurrence of an Event of Default, Payee may exercise any right, power or remedy permitted by law or as set forth herein or in the Collateral Assignments, the Loan Agreement or any of the other Loan Documents and, without limiting the generality of the foregoing, Payee shall thereupon have the right at its option and without notice to Maker to declare the entire unpaid principal amount hereof and all interest accrued hereon, and all other sums secured by the Collateral Assignments, the Loan Agreement or by the other Loan Documents to be, and such principal, interest and other sums shall thereupon become, forthwith due and payable. The failure by Payee to exercise the acceleration option shall not constitute a waiver of its right to exercise the acceleration option at any other time so long as that Event of Default remains outstanding and uncured, or to exercise it upon the occurrence of another Event of Default.

9. Confession of Judgment.

9.1 Maker irrevocably authorizes and empowers any attorney of any court of record, after the occurrence of any Event of Default hereunder, to appear for Maker in any action brought against Maker on this Note at the suit of Payee, and to confess

or enter judgment against Maker for the entire principal balance of this Note, all accrued interest and all other amounts due hereunder, together with costs of suit and an attorney's commission of the greater of 5% of such principal and interest and other sums due or $5,000 added as a reasonable attorney's fee; and for so doing this Note or a copy of it verified by affidavit shall be a sufficient warrant. Notwithstanding the attorney's commission provided for in the preceding sentence (which is included in the warrant for purposes of establishing a sum certain), the amount of attorneys' fees that Payee may recover from Maker shall not exceed the actual attorneys' fees incurred by Payee. MAKER ACKNOWLEDGES THAT BY AGREEING TO THE FOREGOING CONFESSION OF JUDGMENT, MAKER WAIVES THE RIGHT TO NOTICE AND A PRIOR JUDICIAL PROCEEDING TO DETERMINE ITS RIGHTS AND LIABILITIES AND FURTHER ACKNOWLEDGES THAT PAYEE MAY, ON DEFAULT, OBTAIN A JUDGMENT AGAINST MAKER FOR ALL SUMS DUE HEREUNDER WITHOUT THE PRIOR KNOWLEDGE OR CONSENT OF MAKER AND WITHOUT ANY PRIOR OPPORTUNITY OF MAKER TO RAISE ANY DEFENSE, SET-OFF, COUNTERCLAIM OR OTHER CLAIM THAT MAKER MAY HAVE (BUT THE FOREGOING SHALL NOT TAKE AWAY THE RIGHT OF MAKER TO MOVE TO OPEN OR STRIKE THE JUDGMENT). MAKER GRANTS THE FOREGOING RIGHT TO CONFESS JUDGMENT AS AN EXPLICIT AND MATERIAL PART OF THE CONSIDERATION BARGAINED FOR BETWEEN MAKER AND PAYEE.

9.2 The authority to confess judgment herein granted by Maker shall not be exhausted by any exercise of it but shall continue from time to time and at all times until payment in full of all amounts due hereunder. Maker hereby specifically authorizes the entry of repeated judgments under this paragraph until full payment of all amounts due hereunder notwithstanding any prior entry of judgment in the same or any other court of the same obligation or any portion thereof.

10. Right of Setoff. Maker hereby grants to Payee, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Payee, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Payee or any entity under the control of the parent company of Payee and its successors and assigns or in transit to any of them. At any time after the occurrence of an Event of Default, without demand or notice (any such notice being expressly waived by Maker), Payee may set off the same or any part thereof and apply the same to any liability or obligation of Maker even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE PAYEE TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF MAKER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

11. Rights Cumulative. The rights and remedies of Payee as provided herein and in any other Loan Document shall be cumulative and concurrent, and may be pursued singly, successively or together against Maker or any collateral provided by Maker, at the sole discretion of Payee; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same. Payee shall not by any act of omission or commission be deemed to waive any of its rights or remedies under this Note unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth therein; and a waiver of one event shall not be construed as continuing or as a bar to or waiver of such right or remedy upon a subsequent event. Payee shall not be required to marshal any present or future security for, or guarantees of, the Loan or to resort to any such security or guarantee in any particular order and Maker waives, to the fullest extent that it lawfully can, (a) any right it might have to require Payee to pursue any particular remedy before proceeding against Maker and (b) any right to the

benefit of, or to direct the application of the proceeds of any collateral until the Loan is repaid in full.

12. Waivers.

12.1 MAKER AND PAYEE (BY ITS ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF PAYEE RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, MAKER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. MAKER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF PAYEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PAYEE WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR PAYEE TO ACCEPT THIS NOTE AND MAKE THE LOAN.

12.2 Maker expressly waives presentment for payment, demand, notice of dishonor, protest, notice of protest, diligence of collection, and any other notice of any kind (except as expressly set forth herein and in the other Loan Documents), and hereby consents to any number of renewals and extensions of time of payment hereof, which renewals and extensions shall not affect the liability of any party hereto. Maker further agrees that Payee may accept, by way of compromise or settlement, from any one or more of the parties liable hereunder a sum or sums less than the amount of this Note, and may give releases to such parties without affecting the liability of any other party for the unpaid balance. Any such renewals or extensions may be made and any such partial payments accepted or releases given without notice to any such party.

12.3 Maker hereby waives and releases all procedural errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, or of any of the other Loan Documents, as well as all benefit that might accrue to Maker by virtue of any present or future laws exempting any property, real, personal or mixed, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment. Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or upon any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

13. Payment of Fees and Expenses; Indemnity by Maker.

13.1 Maker shall pay on demand all reasonable expenses of Payee in connection with the preparation, default, collection, waiver or amendment of loan terms, or in connection with Payee's exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel,

accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the Loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including the Default Rate), and shall be secured by the Collateral Assignments and the other Loan Documents.

13.2 Maker hereby agrees to indemnify, defend and hold Payee harmless from and against any and all liabilities, losses, injuries, costs, expenses and damages (including, without limitation, reasonable attorneys' fees) which Payee may incur as a result of or in connection with an Event of Default under this Note, or by reason of any alleged obligations or undertakings on Payee's part to perform or discharge any of the terms, covenants or agreements contained in the Loan Documents or any other agreement made by Maker. Should Payee incur any such liability, the amount thereof, including costs, expenses and reasonable attorneys' fees, as well as interest thereon at the Default Rate, shall be secured by the Collateral Assignments and Maker agrees to reimburse Payee immediately upon demand.

14. Rights of Payee.

14.1 Payee shall have the unrestricted right at any time and from time to time, and without Maker's consent, to sell, assign, endorse or transfer all or any portion of its rights and obligations hereunder to one or more financial institutions or other persons (each, an "Assignee") and Maker agrees that it shall execute, or cause to be executed such documents including without limitation, amendments to this Note and to any other documents, instruments and agreements executed in connection herewith as Payee shall deem reasonably necessary to effect the foregoing. In addition, at the request of Payee and any such Assignee, Maker shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Payee has retained any of its rights and obligations hereunder following such assignment, to Payee, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the note held by Payee prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Payee after giving effect to such assignment (it being understood that there shall be no increase in the obligations of Maker by reason thereof). Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Payee in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Payee and such Assignee, such Assignee shall have all the rights and obligations of Payee hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Payee pursuant to the assignment documentation between Payee and Assignee, and Payee shall be released from its obligations hereunder and thereunder to a corresponding extent.

14.2 Payee shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Maker, to grant to one or more financial institutions or other persons (each, a "Participant") participating interests in Payee's obligation to lend hereunder and/or any or all of the loans held by Payee hereunder. In the event of any such grant by Payee of a participating interest to a Participant, whether or not upon notice to Maker, Payee shall remain responsible for the performance of its obligations hereunder and Maker shall continue to deal solely and directly with Payee in connection with Payee's rights and obligations hereunder. Payee may furnish any information concerning Maker in its possession from time to time to prospective Participants, provided that Payee shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

14.3 Payee may at any time pledge or assign all or any portion of its rights under the Loan Documents (including any portion of this Note) to any of the twelve (12) Federal

Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release Payee from its obligations under any of the Loan Documents.

15. Construction of Terms; Headings. The word "Maker" whenever used herein is intended to and shall be construed to mean each of the persons or entities who have executed this Note and their respective heirs, legal representatives, successors and assigns, and the liability of each person or entity named as Maker shall be joint and several. The word "Payee" whenever used herein is intended to and shall be construed to mean the Payee or its successors and assigns, including the survivor in the event of bank merger. Whenever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. The headings preceding the text of the paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Note nor shall they affect its meaning, construction or effect.

16. Integration Clause. This Note and the other Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Note and the other Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Note and the other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Note and the other Loan Documents. This Note and the other Loan Documents shall be construed as one agreement and shall be interpreted as complementary to each other; provided, that in the event of any inconsistency, the provisions of this Note shall supersede and control the provisions of the other Loan Documents. This Note may not be amended or modified except by a written instrument describing such amendment or modification executed by Maker and Payee.

17. Affidavit of Business Purpose; Use of Proceeds (Regulation U). Maker hereby acknowledges and certifies that the proceeds of the Loan will be used solely for business purposes. Maker agrees not to use any proceeds of the Loan for any manner or for any purpose other than the business purposes for which the Loan has been obtained. No portion of the proceeds of the Loan shall be used, in whole or in part, for the purpose of purchasing or carrying any "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

18. Replacement of Promissory Note. Upon receipt of an affidavit of an officer of Payee as to the loss, theft, destruction or mutilation of this Note or any other security document, Maker will issue in lieu thereof, a replacement note or other security document on identical terms and specifying same to be a replacement.

19. Choice of Law and Jurisdiction. This Note and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania (without regard to the principles of conflicts or choice of law). Maker hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in or for the county or judicial district where Payee's office indicated above is located; provided that nothing contained in this Note will prevent Payee from enforcing any award or judgment or exercising any rights against Maker individually, against any security or against any property of Maker within any other county, state or other foreign or domestic jurisdiction. Maker acknowledges and agrees that the venue provided above is the most convenient forum for both Payee and Maker. Maker waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

20. Notices. All notices and other communications under this Note shall be in writing and shall be sent to the party to receive such notice at its address set forth in the heading of this

Note, or to such other address as either party may designate from time to time by notice to the other in the manner set forth herein. A notice shall, for all purposes, be deemed given and received: (a) if hand delivered to a party against receipted copy, when the copy of the notice is receipted; (b) if given by a nationally recognized and reputable overnight delivery service company, the day on which the notice is delivered by the delivery service company to such party; or (c) if given by certified mail, return receipt requested, postage prepaid, two (2) Business Days after it is posted with the United States Postal Service.

21. No Partnership. Nothing contained in this Note shall be construed in a manner to create any relationship between Maker and Payee other than the relationship of borrower and lender, and Maker and Payee shall not be considered partners or co-venturers for any purpose on account of this Note.

22. Severability. If any provision of this Note or the application thereof is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS:

Lorraine Belrey
ASST. SECRETARY

DVL MORTGAGE HOLDINGS, LLC, a Delaware limited liability company

By: DVL, INC., a Delaware corporation, its sole Member

By: ______________________
Alan E. Casnoff, President